As filed with the Securities and Exchange Commission on July 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LeapFrog Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4652013
(State of Incorporation)	(I.R.S. Employer Identification No.)

6401 Hollis Street, Suite 150

Emeryville, CA 94608-1071

(Address of principal executive offices)

2002 Equity Incentive Plan

(Full title of the plans)

James P. Curley

LeapFrog Enterprises, Inc.

Chief Financial Officer, Treasurer and Secretary

6401 Hollis Street, Suite 150

Emeryville, CA 94608-1071

(510) 420-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey, Esq.

Cooley Godward LLP

One Maritime Plaza, 20th Floor

San Francisco, CA 94111

(415) 693-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Class A Common Stock, par value $0.0001 per share	2,500,000 shares	$18.46	$46,150,000.00	$5,847.21

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Class A Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of our Class A Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Class A Common Stock on July 26, 2004 as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,500,000 shares of the Class A Common Stock of LeapFrog Enterprises, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2002 Equity Incentive Plan, as amended and approved by the Registrant’s stockholders at its Annual Meeting of Stockholders held on June 10, 2004. Pursuant to Instruction E of Form S-8, the contents of the registration statement on Form S-8 (File No. 333-97061) relating to the Registrant’s 2002 Equity Incentive Plan and 2002 Employee Stock Purchase Plan are hereby incorporated by reference.

Item 3.	Incorporation of Documents by Reference.

The documents listed below and filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement. The Securities and Exchange Commission File No. for the documents incorporated by reference is 1-31396.

(a) The Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed March 12, 2004, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)(1) The Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004, filed on May 10, 2004.

(b)(2) The Current Report on Form 8-K filed on February 11, 2004.

(c) The description of the Registrant’s Class A common stock contained in a Registration Statement on Form 8-A, filed July 16, 2002, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 8.	Exhibits.

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation

4.2(1)	Amended and Restated Bylaws

4.3(1)	Form of Specimen Class A Common Stock Certificate

4.4(2)	Fourth Amended and Restated Stockholders Agreement, dated May 30, 2003, among LeapFrog and the investors named therein

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

99.1	2002 Equity Incentive Plan, as amended

99.2(1)	Form of Stock Option Agreement under 2002 Equity Incentive Plan

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-86898).

(2)	Incorporated by reference from the Registrant’s Form 10-Q filed on August 12, 2003 (SEC File No. 001-31396).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on July 28, 2004.

LEAPFROG ENTERPRISES, INC.

By:	/s/ James P. Curley
James P. Curley
Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas J. Kalinske and James P. Curley, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Thomas J. Kalinske Thomas J. Kalinske	Chief Executive Officer (Principal Executive Officer)	July 28, 2004

/s/ James P. Curley James P. Curley	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2004

/s/ Steven B. Fink Steven B. Fink	Chairman and Director	July 28, 2004

/s/ Michael C. Wood Michael C. Wood	Chief Creative and Vision Officer, Vice Chairman and Director	July 28, 2004

/s/ Paul A. Rioux Paul A. Rioux	Vice Chairman and Director	July 28, 2004

/s/ Jerome J. Perez Jerome J. Perez	President and Director	July 28, 2004

/s/ Jeffrey Berg Jeffrey Berg	Director	July 28, 2004

/s/ Stanley E. Maron Stanley E. Maron	Director	July 28, 2004

/s/ E. Stanton McKee E. Stanton McKee	Director	July 28, 2004

/s/ Barry Munitz Barry Munitz	Director	July 28, 2004

/s/ Stewart A. Resnick Stewart A. Resnick	Director	July 28, 2004

EXHIBIT INDEX

Exhibit Number

4.1(1)	Amended and Restated Certificate of Incorporation

4.2(1)	Amended and Restated Bylaws

4.3(1)	Form of Specimen Class A Common Stock Certificate

4.4(2)	Fourth Amended and Restated Stockholders Agreement, dated May 30, 2003, among LeapFrog and the investors named therein

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages

99.1	2002 Equity Incentive Plan, as amended

99.2(1)	Form of Stock Option Agreement under 2002 Equity Incentive Plan

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-86898).

(2)	Incorporated by reference from the Registrant’s Form 10-Q filed on August 12, 2003 (SEC File No. 001-31396).